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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                       TO
                              THE SECOND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         CAPITAL PACIFIC HOLDINGS, INC.
                            (a Delaware corporation)


        THE UNDERSIGNED, Hadi Makarechian and Marquis L. Cummings, do hereby certify that:

        1. They are the Chairman of the Board and Secretary, respectively, of Capital Pacific Holdings, Inc., a Delaware corporation (the "Corporation"); and

        2. Article FOURTH of the Corporation's Second Restated Certificate of Incorporation is hereby deleted in its entirety and the following inserted in lieu thereof:

                "4th.   The total number of shares of capital stock that the
        Corporation shall have authority to issue is Thirty Million (30,000,000) shares of Common Stock, par value $.10 per share (the "Common Stock"), and Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

                A holder of record of one or more shares of the Common Stock shall have one (1) vote on any matter submitted to a stockholder vote for each share of the Common Stock held. Holders of the Common Stock are entitled to the entire voting power, all dividends declared, and all assets of the corporation upon liquidation, subject to the rights of the holders of the Preferred Stock to such voting power, dividends, and assets upon liquidation. Holders of the Common Stock shall not be entitled to any preemptive or other subscription rights.

                The Preferred Stock may be issued from time-to-time in one or more classes or series pursuant to a resolution or resolutions adopted by the Board of Directors. The Board of Directors of the Corporation shall have full and complete authority by resolution from time to time, to establish one or more series and to fix, determine and vary the voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights and other special rights of each series, including but not limited to, dividend rates and manner of payment, preferential amounts payable upon voluntary or involuntary liquidation, voting rights, conversion rights, redemption prices, terms and conditions and sinking fund and stock purchase prices, terms and conditions."



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     3.   This Certificate of Amendment was duly adopted by the Board of
Directors of the Corporation and approved by the holders of a majority of the outstanding shares of stock of each class entitled to vote thereon in accordance with the requirements of Section 242 of the Delaware General Corporation Law.

     4. IN WITNESS WHEREOF, the undersigned have signed this certificate this 25th day of July, 1997 and hereby affirm and acknowledge under penalty of perjury that the filing of this Certificate of Amendment is the act and deed of the Corporation.

                                                  /s/ Hadi Makarechian
                                                  ------------------------------
                                                  Hadi Makarechian
                                                  Chairman of the Board

ATTEST:


/s/ Marquis L. Cummings
---------------------------
Marquis L. Cummings
Secretary



                                      -2-
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                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "CAPITAL PACIFIC HOLDINGS, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF JULY, A.D. 1996, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                    [SEAL]                /s/ EDWARD J. FREEL
                                          -----------------------------------
                                          Edward J. Freel, Secretary of State

                                          AUTHENTICATION:   8017930

                                                    DATE:   07-08-96